UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-08125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 N. Rogers Road

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

PPP Loan

On April 15, 2020, Torotel Products, Inc. (“Torotel Products”), a wholly owned subsidiary of Torotel, Inc. (the “Company”), entered into a promissory note (the “Promissory Note”) with Cornerstone Bank (the “Bank”), which provides for a loan in the amount of $1,984,688 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. Torotel Products intends to use the proceeds from the PPP Loan for qualifying expenses and to apply for forgiveness of the PPP Loan in accordance with the terms of the CARES Act. However, neither the Company nor Torotel Products can completely assure at this time that such forgiveness of the PPP Loan will occur.

Increased capacity of the asset-based revolving line of credit

On April 15, 2020, the Company entered into an agreement (the “Changes in Terms Agreement”) with the Bank to expand the capacity of the Company’s current asset-based revolving line of credit with the Bank from $1,500,000 to $2,000,000. The funds to be drawn on this expanded line of credit are intended to be used for working capital purposes. No other terms of the loan were modified, and the Company intends to renew this line of credit in accordance with its terms on October 19, 2020.

The foregoing descriptions of the Promissory Note, the PPP Loan and the Changes in Terms Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Promissory Note and the Changes in Terms Agreement, copies of which are attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.

Forward Looking Statements

This report contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “anticipate,” “believe,” “expect,” “future,” “intend,” “plan,” and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners, and others with whom it does business, or on its operating results and businesses generally, the Company’s ability to increase income streams, to grow revenue and earnings, the contemplated forgiveness of the PPP Loan, the uncertainty in the financial markets in the wake of the COVID-19 pandemic and the effect of the COVID-19 pandemic on the Company's business and operating results. These statements are only predictions and are subject to certain risks, uncertainties, and assumptions, which include, but are not limited to, those identified and described in the Company’s public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments, or otherwise, except as expressly required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Promissory Note dated April 15, 2020, between Torotel Products and Cornerstone Bank*
10.2*	Change in Terms Agreement dated April 15, 2020, between the Company and Cornerstone Bank*

* A portion of this exhibit has been omitted in accordance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: April 21, 2020	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and Chief Financial Officer